SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 8, 2007

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2007, the Board of Directors of the Company elected Joseph M. Mallak as Senior Vice President, Chief Accounting Officer and Controller. They also approved his base salary of $250,000 and a target bonus under the 2004 Annual Incentive Plan of 50% of his base salary, although for 2007 he will receive $52,000.

To partially compensate Mr. Mallak for forfeited equity and other awards from his previous employer, the Company granted him a sign-on bonus of $75,000. In the event Mr. Mallak is terminated for cause or voluntarily resigns his employment before July 31, 2008, he has agreed to repay the sign-on bonus.

In addition, it is anticipated that he will enter into an employment agreement with the Company under which if Mr. Mallak is terminated by the Company without cause or if he resigns for good reason (in each case as defined in his employment agreement), he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to one-and-one-half times the sum of his base pay plus his target bonus; and

•	continued welfare benefits for 18 months following his termination date.

Item 7.01.	Regulation FD Disclosure

On August 8, 2007, the Company issued a press release on the election of Mr. Mallak. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2007

Aleris International, Inc.

By:	/s/ Joseph M. Mallak
Joseph M. Mallak
Senior Vice President, Chief Accounting Officer and Controller

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 8, 2007.